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                                                                EXHIBIT 10.37

                        EXTENSION OF EMPLOYMENT AGREEMENT

         THIS EXTENSION AGREEMENT is made and entered into this 19th day of October, 1998, by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as "Harveys", and JAMES J. RAFFERTY, hereinafter referred to as "Employee", as follows:

                              W I T N E S S E T H:

         WHEREAS, Harveys and Employee did, on the 23nd day of June, 1997, enter into an Employment Agreement (the "Agreement"); and

         WHEREAS, pursuant to paragraph 3.01 of the Agreement, Employee agreed to be employed by Harveys for an additional period of at least two (2) years commencing on the 23rd day of June, 1997, and terminating on the 22nd day of June, 1999; and

         WHEREAS, Harveys and the Employee desire to further extend the term of employment;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree to extend the term of employment for an additional year period, from June 23, 1999 through and including June 22, 2000.

         Executed the day and year first above written.

                                   EMPLOYEE:

                                   /s/ James J. Rafferty
                                   ---------------------------------------
                                   James J. Rafferty

                                   EMPLOYER:
                                   HARVEYS CASINO RESORTS, a Nevada corporation

                                   By:  /s/ Charles W. Scharer
                                        ----------------------------------
                                        CHARLES W. SCHARER
                                        President/CEO